EXHIBIT 99.1

[WYNDHAM INTERNATIONAL LOGO]

ANALYST INQUIRIES:	MEDIA INQUIRIES:
Elizabeth Williams	Darcie M. Brossart
(214) 863-1389	(214) 863-1335
ewilliams@wyndham.com	dbrossart@wyndham.com

WYNDHAM INTERNATIONAL REPORTS

FOURTH QUARTER/YEAR END 2003 RESULTS

Fourth Quarter/Year-End 2003 Results Summary:

For the fourth quarter, pro forma EBITDA, as adjusted, was $66.1 million compared to $53.8 million, a 22.7 percent increase over the same period last year. For the full year 2003, pro forma adjusted EBITDA was $264.1 million compared to $272.9 million, a decline of 3.2 percent. The Company’s comparable owned and leased properties that are Wyndham-branded and -operated continued to outperform the Company’s non-Wyndham-branded properties, posting a positive 1.2 percent RevPAR change or a RevPAR of $80.64 for the fourth quarter and a decrease of 0.5% for the year with a RevPAR of $85.41. For the full year 2003, Wyndham-branded comparable owned and leased properties had a strong market share gain with a RevPAR penetration index of 105.6 percent, an increase of 160 bps over 2002. Additionally, property operating margins for the quarter improved by 240 bps period over period. Wyndham completed all requirements necessary to effect the extensions of its increasing rate loans and revolving credit facilities to April 2006. During 2003, Wyndham sold 18 hotel assets and three non-hotel assets for a total of $234.0 million with net proceeds being used to pay down debt. Total debt at the end of the year was $2.68 billion. Fourth quarter wyndham.com bookings were up 91 percent and 115 percent for the full year over the same periods last year; the increase from Wyndham’s proprietary site exceeded the growth from third party Internet bookings ten to one.

DALLAS (Feb. 12, 2004) – Wyndham International, Inc. (AMEX:WBR) today reported that pro forma EBITDA for the fourth quarter ending Dec. 31, 2003, as adjusted, excluding assets sold and held for sale, was $66.1 million compared to $53.8 million, an increase of 22.7 percent over the same period last year. For the full year, pro forma EBITDA, as adjusted, was $264.1 million compared to $272.9 million for the full year 2002, a decrease of only 3.2 percent. Actual EBITDA, as adjusted, was $69.0 million for the three months ending Dec. 31, 2003, compared to $69.1 million for the same quarter 2002. For the full year 2003, EBITDA, as adjusted, was $278.9 million versus $356.4 million in 2002. Full year 2003 results meet previous full year guidance adjusted for asset sales.

Wyndham reported a net loss of $87.8 million and a pro forma net loss of $73.4 million for the fourth quarter versus a $59.7 million net loss and a $27.7 million pro forma net loss for the same period in 2002. The increase in the net loss for the fourth quarter was driven by the income tax effect of a write-off of future unusable net operating losses of $45.9 million. For the full year, the Company posted a net loss of $375.8 million and a pro forma net loss of $130.4 million versus a $522.4 million net loss and a $152.0 million pro forma net loss in 2002. For the fourth quarter, after the effect of the Company’s preferred dividend, the net loss per share was $0.76 on a fully diluted basis; the net loss on a pro forma basis was $0.67 per share. For the full year, the net loss was $3.16 per share compared to $3.97 per share for the prior year. Pro forma net loss for the year was $1.70 per share compared to $1.76 per share for the prior year.

For the fourth quarter, the Company’s comparable owned and leased Wyndham-branded properties posted a RevPAR of $80.64, an increase of 1.2 percent versus the same period in 2002. This increase was comprised of a 3.2 percentage-point (4.7 percent) increase in occupancy and a 3.3 percent decline in ADR. For the full year 2003, RevPAR for the Company’s comparable owned and leased Wyndham-branded properties declined by 0.5 percent, comprised of a 3.5 percentage-point increase in occupancy and a 5.1 percent decrease in rate. The results for the quarter and full year for the Wyndham-branded properties continue to outperform the Company’s non-Wyndham-branded properties.

Financial Highlights:

On Dec. 11, 2003, Wyndham announced that it had completed all requirements necessary to effect the extensions of its increasing rate loans and revolving credit facilities to April 2006, allowing the Company to focus on its business and take full advantage of the recovering economy. Wyndham was able to meet all requirements well in advance of the designated deadline of Feb. 29, 2004. In addition, on Nov. 6, 2003, Wyndham completed the five-year $94.5 million mortgage refinancing of the Wyndham Condado Plaza Hotel & Casino in San Juan, Puerto Rico.

As of Dec. 31, 2003, the Company’s total debt was $2.68 billion, which breaks down as follows: Revolver $164.1 million; IRL’s $358.4 million; Term Loans $1.05 billion; and Mortgage and Other Indebtedness $1.11 billion. Net debt, which includes cash and cash equivalents, excluding restricted cash, was $2.62 billion. Cash and equivalents were $192.9 million, inclusive of $130.5 million of restricted cash.

Wyndham’s liquidity, defined as revolver availability plus cash in its overnight account, was approximately $161.0 million versus approximately $180.0 million at the end of the third quarter 2003. The reduction in liquidity is due to a $19.0 million permanent revolver reduction associated with the repayment obligations pursuant to recent amendments to the Company’s credit facilities related to asset sales.

Wyndham has one property mortgage maturing in 2004 totaling $24.5 million. The Company is currently negotiating the extension of this note, and is confident that it will be successful in extending the maturity.

Operating Strategy:

Wyndham’s market share strategy, which was put in place in the third quarter 2002, is bridging the Company to the economic recovery. As Wyndham focused on pursuing occupancy and building proprietary brand initiatives, positive results can be seen through the improvements in RevPAR and market share. For the full year 2003, Wyndham-branded owned and leased properties had a RevPAR penetration index of 105.6, a 160 bps increase over 2002.

Despite the effects of Operation Iraqi Freedom, national security alerts and SARS, pro forma revenues on a year-over-year basis decreased by only 1.7 percent and pro forma EBITDA by only 3.2 percent. In addition, Wyndham was able to maintain property-operating margins with only a 110 bps decline, notwithstanding increases in health insurance and poor operating performance of non-proprietary, Wyndham-owned properties managed by third-party operators. The Company remains encouraged by its full year 2003 operating results, supported by the sequential improvement in third and fourth quarter results.

Fred J. Kleisner, Wyndham Chairman and Chief Executive Officer, stated, “After three years of significant challenges for our industry, we are gearing up for the next growth period. With key global indicators, like improved consumer confidence and the positive fundamental between a 10-year low supply growth and continued growth in demand, leading the way, we are prepared to manage the mix of business in order to drive rate and maximize EBITDA flow through.”

Brand Performance:

The strength of Wyndham’s brand programs, specifically Wyndham ByRequest® and its online booking programs, have been key contributors to the gains in market share.

Wyndham has experienced dramatic increases in revenues booked through wyndham.com, where the guaranteed lowest rates for a Wyndham guest room are found. For the fourth quarter 2003, bookings on wyndham.com increased 91 percent over the same period last year and 115 percent for the full year. Reservations booked on wyndham.com during the fourth quarter 2003 also yielded the Company a net $27 rate premium over third-party Internet sites.

In the fourth quarter 2003, Wyndham launched an online promotion whereby customers could select a booking bonus of their choice with their reservation, thereby enhancing the value of booking on its proprietary site. The success of the program prompted the Company to extend the booking bonus through June 30, 2004. Also in the fourth quarter, further momentum was created when Wyndham ceased to offer Wyndham ByRequest member benefits (customized guest room, free long distance, free high-speed Internet access, welcome amenity, etc.) to any third-party online reservation. Members are now encouraged to book Wyndham’s properties through proprietary channels. At the end of the fourth quarter, Wyndham ByRequest’s membership exceeded 1.7 million members.

“Through our aggressive management of the online reservation marketplace, we have seen a dramatic increase in revenues booked through wyndham.com, where we guarantee the lowest Wyndham rates on the Internet,” stated Kleisner. “As I have said before, Wyndham will allocate to third-party Internet sites only our inventory that consumes our vacancy, not our occupancy. We will not give the upside of the economic recovery to any third-party Internet provider. We will realize the full upside of the economic recovery by focusing on our proprietary booking channels. This, coupled with a shift in market segments, will allow us to grow revenue through rate in 2004.”

Development:

On Dec. 1, 2003, Wyndham branded seven resorts as Viva Wyndham Resorts strengthening the brand’s dominance in the Caribbean. The properties are located in the Dominican Republic, Mexico and The Bahamas.

Also in December, Wyndham converted the company-owned and managed Hilton Ft. Lauderdale and Radisson Burlington (Vermont) to its proprietary brand, reducing third-party franchise fees paid to its competitors. During the first quarter of 2004, Wyndham plans to convert the Marriott Harrisburg in Pennsylvania to a Wyndham Hotel.

Additionally, in 2004 Wyndham added two new franchises in Austin, Texas and Anaheim, Calif.

“Wyndham’s continued focus on our business development program remains strong as we look to add 12 new properties to our portfolio in 2004 through the acquisition of new management and franchise agreements which require little or no capital investment,” Kleisner added.

Dispositions:

Wyndham intends to sell all non-strategic assets, as well as select Wyndham-branded properties that will remain in the brand portfolio pursuant to new management and franchise opportunities. The net proceeds will be used to pay down debt. For the full year 2003, Wyndham sold 18 hotel assets and three non-hotel assets for gross proceeds of approximately $234.0 million.

In the fourth quarter, Wyndham sold the Wyndham Midtown Atlanta to an affiliate of Dewberry Capital Corporation. The property remains in the brand portfolio through a management agreement with the hotel’s new owners. In December 2003, Wyndham sold the U.S. Grant – A Wyndham Historic Hotel in San Diego, Calif. to U.S. Grant Hotel Ventures, LLC; The Lodge at Ventana Canyon – A Wyndham Luxury Resort in Tucson, Ariz. to Ventana Canyon Alliance, LLC; and the Holiday Inn San Francisco to Lotus Hospitality, Inc.

Thus far in 2004, Wyndham has closed on the sale of nine non-strategic assets for gross proceeds of approximately $133.0 million, including seven Doubletree Hotels, the Radisson Akron, Ohio, and the Pickwick Hotel in San Francisco. The 2003 and year-to-date 2004 asset sales have been sold at an average trailing 12-month EBITDA multiple of 15.5 times.

Wyndham currently has three additional hotels under contract for gross proceeds of approximately $24.0 million. The sales of these properties are expected to close during the first half of the year.

At the beginning of 1999, Wyndham International identified its non-strategic, owned assets. To date, the Company has successfully disposed of 132 properties, in transactions valued at approximately $1.85 billion. In addition to the three hotels currently under contract, Wyndham has converted another 20 properties to the proprietary Wyndham brand, leaving 21 non-strategic assets to sell. Wyndham International is continuing to pursue the sale of the remaining non-strategic assets with interested parties.

Shareholder Litigation Settlement:

The Company has entered into a memorandum of understanding (“MOU”) with class counsel to settle the “open market” case in the federal securities class action entitled In Re: Patriot American Hospitality, Inc. Securities Litigation. The MOU is subject to definitive documentation and court approval. Pursuant to the MOU, the Company shall pay $2.5 million in cash when an order is entered by the court preliminarily approving the proposed settlement and an additional $2.5 million on or before the second anniversary of the final court approval. As of December 31, 2003, the Company has established a reserve to cover the cost of the settlement.

Future Guidance:

For the first quarter 2004, Wyndham expects EBITDA to be approximately $80.0 million, before additional asset sales, and RevPAR to be positive 1.5 to 2.5 percent. For the full year, Wyndham expects EBITDA to be in the range of $275.0 to $280.0 million, before additional asset sales, and RevPAR to be positive 3.0 to 4.0 percent.

About Wyndham International, Inc.:

Wyndham International, Inc. offers upscale and luxury hotel and resort accommodations through proprietary lodging brands and a management services division. Based in Dallas, Wyndham International, Inc. owns, leases, manages and franchises hotels and resorts in the United States, Canada, Mexico, the Caribbean and Europe. For more information, visit www.wyndham.com. For reservations, call 800-WYNDHAM.

EBITDA:

EBITDA represents earnings before interest, taxes, depreciation and amortization. The Company believes that this metric is useful to investors and management as a measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness and because such metric can be used to measure the Company’s ability to service debt and fund capital expenditures. EBITDA is not intended to represent cash flow from operations as defined by accounting principles generally accepted in the United States (GAAP) and such metric should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.

Cautionary Statement

This press release contains certain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including projections about future operating results. The Company’s results, expectations and objectives could differ materially from those set forth in the forward-looking statements. Certain factors that might cause a difference include, but are not limited to, risks associated with the availability of equity or debt financing at terms and conditions favorable to Wyndham; risks associated with the course of litigation; Wyndham’s ability to effect sales of assets on favorable terms and conditions; Wyndham’s ability to integrate acquisitions into its operations and management; risks associated with the hotel industry and real estate markets in general; competition within the lodging industry; the impact of general economic conditions; travelers’ fears of exposure to contagious diseases; the impact of terrorist activity or war, threats of terrorist activity or war and responses thereto on the economy in general and the travel and hotel industries in particular; risks associated with debt financing; and other risks and uncertainties set forth in the Company’s annual, quarterly and current reports, and proxy statements.

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WYNDHAM INTERNATIONAL, INC.

2003 OPERATING STATISTICS

	Fourth Quarter			Twelve Months Ended December 31
	2003	2002	% Change	2003	2002	% Change
COMPARABLE WYNDHAM BRANDED HOTELS (a)
Wyndham Hotels & Resorts
Average daily rate	$113.07	$116.81	-3.2%	$115.29	$121.18	-4.9%
Occupancy	68.3%	65.6%	2.7 ppt	71.2%	68.7%	2.5 ppt
RevPAR	$77.25	$76.68	0.7%	$82.11	$83.25	-1.4%
Wyndham Luxury Resorts
Average daily rate	$221.24	$221.80	-0.3%	$233.79	$239.61	-2.4%
Occupancy	43.5%	48.5%	-5.0 ppt	49.9%	51.0%	-1.0 ppt
RevPAR	$96.24	$107.56	-10.5%	$116.77	$122.12	-4.4%
Summerfield by Wyndham
Average daily rate	$88.48	$92.31	-4.2%	$91.98	$100.18	-8.2%
Occupancy	81.0%	77.3%	3.7 ppt	84.7%	80.2%	4.5 ppt
RevPAR	$71.67	$71.38	0.4%	$77.90	$80.30	-3.0%
Wyndham Garden
Average daily rate	$88.22	$91.89	-4.0%	$88.53	$95.61	-7.4%
Occupancy	75.7%	72.9%	2.8 ppt	75.7%	72.6%	3.1 ppt
RevPAR	$66.77	$66.99	-0.3%	$67.06	$69.45	-3.5%

COMPARABLE OWNED & LEASED HOTELS
Proprietary Branded (b)
Average daily rate	$113.03	$116.88	-3.3%	$114.90	$121.12	-5.1%
Occupancy	71.3%	68.1%	3.2 ppt	74.3%	70.9%	3.5 ppt
RevPAR	$80.64	$79.64	1.2%	$85.41	$85.83	-0.5%

Non-Proprietary Branded (c)
Average daily rate	$86.22	$88.92	-3.0%	$87.17	$91.93	-5.2%
Occupancy	55.6%	55.7%	-0.1 ppt	58.4%	58.7%	-0.4 ppt
RevPAR	$47.95	$49.53	-3.2%	$50.87	$53.97	-5.7%

Total Portfolio
Average daily rate	$105.39	$108.52	-2.9%	$107.46	$112.92	-4.8%
Occupancy	66.0%	63.9%	2.1 ppt	69.2%	67.0%	2.2 ppt
RevPAR	$69.58	$69.31	0.4%	$74.41	$75.61	-1.6%

NOTE: All hotel statistics exclude assets sold to date.

(a)	Brand statistics are based on comparable owned, managed and leased hotels for respective periods.
(b)	Reflects Wyndham Hotels & Resorts, Wyndham Luxury Resorts, Summerfield by Wyndham and Wyndham Garden Hotels that were branded as of Jan. 1, 2002.
(c)	Non-proprietary brand hotels owned by the Company as of Jan. 1, 2002.

WYNDHAM INTERNATIONAL, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	Quarter Ended December 31,
	2003				2002
	Actual	Pro Forma Adjustments		Comparable Pro Forma (1)	Actual	Pro Forma Adjustments		Comparable Pro Forma (1)
Revenues:
Room revenues	$170,598	$—		$170,598	$177,186	8,439	B	$168,747
Food and beverage revenues	99,930	—		99,930	106,815	5,454	B	101,361
Other revenues	37,639	—		37,639	44,547	1,356	B	43,191

Total hotel revenues	308,167	—		308,167	328,548	15,249		313,299

Management fees and service fee income	4,467	—		4,467	4,235	87	C	4,148
Interest and other income	2,422	—		2,422	1,569	109	D	1,460

Total revenues	315,056	—		315,056	334,352	15,445		318,907

Expenses:
Room expenses	44,625	—		44,625	49,760	2,058	E	47,702
Food and beverage expenses	67,885	—		67,885	72,923	3,769	E	69,154
Other expenses	128,250	—		128,250	139,297	3,990	E	135,307

Total hotel expenses	240,760	—		240,760	261,980	9,817		252,163

General and administrative costs	10,239	—		10,239	15,213	—		15,213
Interest expense	47,571	—		47,571	48,781	400	F	48,381

Total operating costs and expenses	298,570	—		298,570	325,974	10,217		315,757

Revenues net of direct expenses	16,486	—		16,486	8,378	5,228		3,150

Adjustments:
Bond offering costs	—	—		—	(754)	—		(754)
Professional fees and other	5,487	—		5,487	4,179	—		4,179
Abandoned transaction costs	177	—		177	669	—		669
Allowance for former executive note receivable	2,000	—		2,000	—	—		—
Loss on derivative instruments	706	—		706	15,474	—		15,474
Preopening costs	—	—		—	55	—		55
Gain on sale of assets	—	—		—	(14,209)	—		(14,209)
Write-off of management contract and leasehold costs	1,946	—		1,946	4,229	—		4,229

Total adjustments	10,316	—		10,316	9,643	—		9,643

Depreciation and amortization	49,735	—		49,735	51,925	—		51,925
Equity in earnings from unconsolidated subsidiaries	(890)	—		(890)	(71)	331	G	(402)
Minority interest in consolidated subsidiaries	1,112	—		1,112	(75)	—		(75)

	49,957	—		49,957	51,779	331		51,448

Loss from continued operations before taxes	(43,787)	—		(43,787)	(53,044)	4,897		(57,941)
Income tax (expense) benefit	(29,030)	548		(29,578)	28,652	(1,562	) H	30,214

Loss from continued operations	(72,817)	548		(73,365)	(24,392)	3,335		(27,727)

Loss from operations of discontinued hotels, net of taxes and minority interest	(1,196)	(1,196)		—	(9,682)	(9,682)		—
Gain (loss) on sale of assets, net of taxes and minority interest	1,520	1,520		—	(1,652)	(1,652)		—
HPT leasehold termination costs, net of taxes	(1,789)	(1,789)		—	—	—		—
Impairment of assets held for sale, net of taxes and minority interest	(13,487)	(13,487)		—	(23,960)	(23,960)		—

Loss from discontinued operations	(14,952)	(14,952	) A	—	(35,294)	(35,294	) A	—

Net loss	$(87,769)	$(14,404)		$(73,365)	$(59,686)	$(31,959)		$(27,727)

EBITDA, as adjusted	$69,007	$2,927		$66,080	$69,054	$15,215		$53,839

(1)	The Comparable Pro Forma financial statements have been adjusted to remove the operations of hotels sold and related interest expense from corresponding retired debt and management contract revenue from terminated management contracts.

WYNDHAM INTERNATIONAL, INC.

EBITDA Reconciliation

(in thousands, except per share data)

(Unaudited)

	Quarter Ended December 31,
	2003				2002
	Actual	Pro Forma Adjustments		Comparable Pro Forma (1)	Actual	Pro Forma Adjustments		Comparable Pro Forma (1)
EBITDA Reconciliation

Net loss	$(87,769)	$(14,404)		$(73,365)	$(59,686)	(31,959)		$(27,727)

Interest expense	47,571	—		47,571	48,781	400	F	48,381
Depreciation and amortization	49,735	—		49,735	51,925	—		51,925
Income tax (benefit) expense	29,030	(548)		29,578	(28,652)	1,562	H	(30,214)

EBITDA	38,567	(14,952)		53,519	12,368	(29,997)		42,365

Interest, depreciation and amortization from equity interest in unconsolidated subsidiaries	1,185	—		1,185	1,682	236	I	1,446
Interest, depreciation and amortization attributable to minority interests	780	—		780	(330)	—		(330)
Bond offering cost	—	—		—	(754)	—		(754)
Professional fees and other	5,176	—		5,176	4,179	—		4,179
Abandoned transaction costs	—	—		—	669	—		669
Allowance for former executive note receivable	2,000	—		2,000	—	—		—
Amortization of unearned compensation	768	—		768	715	—		715
Loss on derivative instruments	706	—		706	15,474	—		15,474
Preopening costs	—	—		—	55	—		55
Gain on sale of assets	—	—		—	(14,209)	—		(14,209)
Write-off of management contract and leasehold costs	1,946	—		1,946	4,229	—		4,229
Discontinued operations adjustments	17,879	17,879	A	—	44,976	44,976	A	—

EBITDA, as adjusted	$69,007	2,927		$66,080	$69,054	$15,215		$53,839

Per Share Calculations:

Loss from continued operations	$(72,817)			$(73,365)	$(24,392)			$(27,727)
Loss from discontinued operations, net of taxes and minority interest	(14,952)			—	(35,294)			—

Net loss	(87,769)			(73,365)	(59,686)			(27,727)
Adjustment for preferred stock	(40,024)			(40,024)	(37,081)			(37,081)

Net loss attributable to common shareholders	$(127,793)			$(113,389)	$(96,767)			$(64,808)

Basic and diluted loss per common share:
Loss from continued operations	$(0.67)			$(0.67)	$(0.37)			$(0.39)
Loss from discontinued operations, net of taxes and minority interest	(0.09)			—	(0.21)			—

Net loss per common share	$(0.76)			$(0.67)	$(0.58)			$(0.39)

Basic and diluted weighted average common shares and share equivalents	168,215			168,215	167,999			167,999

WYNDHAM INTERNATIONAL, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

Quarters Ended December 31, 2003 and 2002

(Unaudited)

Notes to Pro Forma Adjustments:

A)	Removal of assets sold, HPT leases terminated and assets held for sale.

B)	Reduction of hotel revenues associated with the sale of five hotels.

C)	Reduction of management fees due to the termination of nine hotel management contracts.

D)	Reduction of dividend income from a sold investment.

E)	Corresponding reduction of hotel expenses for hotel noted in (B) above.

F)	Reduction of interest expenses associated with sold hotels.

G)	Removal of two equity investments.

H)	Tax benefit associated with the pro forma adjustments using an effective tax rate of 36.7%.

I)	Removal of equity investments sold.

WYNDHAM INTERNATIONAL, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2003				2002
	Actual	Pro Forma Adjustments		Comparable Pro Forma (1)	Actual	Pro Forma Adjustments		Comparable Pro Forma (1)
Revenues:
Room revenues	$716,086	$3,689	A	$712,397	$750,909	$33,765	I	$717,144
Food and beverage revenues	377,173	1,779	A	375,394	394,795	18,179	I	376,616
Other revenues	160,477	2,107	A	158,370	181,401	5,416	I	175,985

Total hotel revenues	1,253,736	7,575		1,246,161	1,327,105	57,360		1,269,745

Management fees and service fee income	17,479	108	B	17,371	17,639	1,371	J	16,268
Interest and other income	6,335	6	C	6,329	7,056	856	C	6,200

Total revenues	1,277,550	7,689		1,269,861	1,351,800	59,587		1,292,213

Expenses:
Room expenses	184,154	706	D	183,448	189,174	8,027	K	181,147
Food and beverage expenses	261,815	1,401	D	260,414	276,812	13,562	K	263,250
Other expenses	520,396	3,262	D	517,134	545,626	24,658	K	520,968

Total hotel expenses	966,365	5,369		960,996	1,011,612	46,247		965,365

General and administrative costs	52,247	—		52,247	62,264	—		62,264
Interest expense	183,727	—		183,727	211,363	1,470	L	209,893

Total operating costs and expenses	1,202,339	5,369		1,196,970	1,285,239	47,717		1,237,522

Revenues net of direct expenses	75,211	2,320		72,891	66,561	11,870		54,691

Adjustments:
Bond offering costs	—	—		—	3,750	—		3,750
Professional fees and other	8,065	—		8,065	7,530	—		7,530
Abandoned transaction costs	244	—		244	2,803	—		2,803
Allowance for former executive note receivable	2,000	—		2,000	—	—		—
Loss on derivative instruments	22,193	—		22,193	84,844	—		84,844
Preopening costs	—	—		—	926	—		926
Loss (gain) on sale of assets	4,937	—		4,937	(10,701)	—		(10,701)
Impairment of assets	6,133	4,093	E	2,040	162	—		162
Write-off of management contract and leasehold costs	2,468	—		2,468	6,445	—		6,445

Total adjustments	46,040	4,093		41,947	95,759	—		95,759

Depreciation and amortization	201,113	—		201,113	212,984	—		212,984
Equity in earnings from unconsolidated subsidiaries	(2,486)	—		(2,486)	(1,039)	14	M	(1,053)
Minority interest in consolidated subsidiaries	1,725	—		1,725	258	—		258

	200,352	—		200,352	212,203	14		212,189

Loss from continued operations before taxes	(171,181)	(1,773)		(169,408)	(241,401)	11,856		(253,257)
Income tax benefit	39,224	181	F	39,043	97,560	(3,695	) N	101,255

Loss from continued operations	(131,957)	(1,592)		(130,365)	(143,841)	8,161		(152,002)

Loss from operations of discontinued hotels, net of taxes and minority interest	(23,402)	(23,402)		—	(19,545)	(19,545)		—
Gain (loss) on sale of assets, net of taxes and minority interest	7,214	7,214		—	(10,977)	(10,977)		—
HPT leasehold termination costs, net of taxes	(117,017)	(117,017)		—	—	—		—
Impairment of assets held for sale, net of taxes and minority interest	(110,629)	(110,629)		—	(23,960)	(23,960)		—

Loss from discontinued operations	(243,834)	(243,834	) G	—	(54,482)	(54,482	) G	—

Loss before accounting change, net of applicable taxes	(375,791)	(245,426)		(130,365)	(198,323)	(46,321)		(152,002)

Accounting change, net of applicable taxes	—	—		—	(324,102)	(324,102	) O	—

Net loss	$(375,791)	$(245,426)		$(130,365)	$(522,425)	$(370,423)		$(152,002)

EBITDA, as adjusted	$278,910	$14,771		$264,139	$356,403	$83,485		$272,918

(1)	The Comparable Pro Forma financial statements have been adjusted to remove the operations of hotels sold and related interest expense from corresponding retired debt and management contract revenue from terminated management contracts.

WYNDHAM INTERNATIONAL, INC.

EBITDA Reconciliation

(in thousands, except per share data)

(Unaudited)

	Twelve Months Ended December 31,
	2003				2002
	Actual	Pro Forma Adjustments		Comparable Pro Forma (1)	Actual	Pro Forma Adjustments		Comparable Pro Forma (1)
EBITDA Reconciliation

Net loss	$(375,791)	$(245,426)		$(130,365)	$(522,425)	$(370,423)		$(152,002)

Interest expense	183,727	—		183,727	211,363	1,470	L	209,893
Depreciation and amortization	201,113	—		201,113	212,984	—		212,984
Income tax benefit	(39,224)	(181	) F	(39,043)	(97,560)	3,695	N	(101,255)
Accounting change, net of applicable taxes	—	—		—	324,102	324,102	O	—

EBITDA	(30,175)	(245,607)		215,432	128,464	(41,156)		169,620
Interest, depreciation and amortization from equity interest in unconsolidated subsidiaries	4,426	(62	) H	4,488	5,705	466	H	5,239
Interest, depreciation and amortization attributable to minority interests	358	—		358	(1,065)	—		(1,065)
Bond offering cost	—	—		—	3,750	—		3,750
Professional fees and other	7,743	—		7,743	7,530	—		7,530
Abandoned transaction costs	—	—		—	2,803	—		2,803
Amortization of unearned compensation	2,480	—		2,480	3,365	—		3,365
Allowance for former executive note receivable	2,000	—		2,000	—
Loss on derivative instruments	22,193	—		22,193	84,844	—		84,844
Preopening costs	—	—		—	926	—		926
Loss (gain) on sale of assets	4,937	—		4,937	(10,701)	—		(10,701)
Impairment of assets	6,133	4,093	E	2,040	162	—		162
Write-off of management contract and leasehold costs	2,468	—		2,468	6,445	—		6,445
Discontinued operations adjustments	256,347	256,347	G	—	124,175	124,175	G	—

EBITDA, as adjusted	$278,910	$14,771		$264,139	$356,403	$83,485		$272,918

Per Share Calculations:

Loss from continued operations	$(131,957)			$(130,365)	$(143,841)			$(152,002)
Loss from discontinued operations, net of taxes and minority interest	(243,834)			—	(54,482)			—
Accounting change, net of applicable taxes	—			—	(324,102)			—

Net loss	$(375,791)			$(130,365)	$(522,425)			$(152,002)
Adjustment for preferred stock	(155,586)			(155,586)	(144,217)			(144,217)

Net loss attributable to common shareholders	$(531,377)			$(285,951)	$(666,642)			$(296,219)

Basic and diluted loss per common share:
Loss from continued operations	$(1.71)			$(1.70)	$(1.72)			$(1.76)
Loss from discontinued operations, net of taxes and minority interest	(1.45)			—	(0.32)			—
Accounting change, net of applicable taxes	—			—	(1.93)			—

Net loss per common share	$(3.16)			$(1.70)	$(3.97)			$(1.76)

Basic and diluted weighted average common shares and share equivalents	168,128			168,128	167,943			167,943

WYNDHAM INTERNATIONAL, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

Years Ended December 31, 2003 and 2002

(Unaudited)

Notes to Pro Forma Adjustments:

A)	Reduction of hotel revenues associated with the sale of one hotel in April.

B)	Reduction of management fees due to the termination of two management contracts.

C)	Reduction of dividend income from a sold investment.

D)	Corresponding reduction of hotel expenses for hotels noted in (A) above.

E)	Removal of impairment charge related to Marriott Indian River.

F)	Tax benefit associated with the pro forma adjustments using an effective tax rate of 23.97%.

G)	Removal of assets sold, HPT leases terminated and assets held for sale.

H)	Removal of equity investments sold.

I)	Reduction of hotel revenues associated with the sale of five hotels.

J)	Reduction of management fees due to the termination of nine hotel management contracts.

K)	Corresponding reduction of hotel expenses for hotels noted in (I) above.

L)	Reduction of interest expenses associated with sold hotels.

M)	Removal of two equity investments.

N)	Tax benefit associated with the pro forma adjustments using an effective tax rate of 36.7%.

O)	Removal of accounting change associated with the write-off of goodwill, according to FAS 142.